AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1998
                                                      REGISTRATION NO. 333-
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             -----------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             -----------------

                        GENERAL SEMICONDUCTOR, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------
               DELAWARE                               13-3575653
     (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
      INCORPORATION OR ORGANIZATION)                    NUMBER)

                           10 Melville Park Road
                          Melville, New York 11747
                               (516) 847-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           Stephen B. Paige, Esq.
            Senior Vice President, General Counsel and Secretary
                        GENERAL SEMICONDUCTOR, INC.
                           10 Melville Park Road
                          Melville, New York 11747
                               (516) 847-3000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                                   CODE,
                           OF AGENT FOR SERVICE)

                             -----------------

  COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO AGENT FOR
                        SERVICE, SHOULD BE SENT TO:

                             Lois Herzeca, Esq.
                  FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             One New York Plaza
                          New York, New York 10004
                               (212) 859-8000

                             -----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS
   PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                             -----------------

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE
SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. |X|

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|


                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
   Title of      Amount to be      Proposed        Proposed      Amount of
    Shares        Registered       Maximum          Maximum    Registration
     to be                        Aggregate        Aggregate        Fee
  Registered                      Price Per     Offering Price
                                   Unit (2)           (2)
---------------------------------------------------------------------------
 Common Stock,
$.01 par value     5,427,166      $ 7.0313      $ 38,160,032   $ 11,251.00
      (1)
---------------------------------------------------------------------------

(1) This registration statement covers the distribution of the shares registered by the Partnerships to the Selling Stockholders (as such terms are defined in the Prospectus) and the resale by the Selling Stockholders of the shares registered.

(2) Estimated in accordance with Rule 457 of Regulation C under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The above calculation is based on the average of the high and low sale prices of the Common Stock reported by the New York Stock Exchange on August 25, 1998.

                             -----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================


                              EXPLANATORY NOTE

     This Registration Statement covers the distribution of 5,427,166 shares of Common Stock, par value $.01 per share, of General Semiconductor, Inc., a Delaware corporation, by the Partnerships to the Selling Stockholders (as such terms are defined in the Prospectus) and the resale of such shares by the Selling Stockholders. The same Prospectus is being utilized with respect to both the distribution and the resale of the shares registered.


                SUBJECT TO COMPLETION, DATED AUGUST 26, 1998

                              5,427,166 Shares

                        GENERAL SEMICONDUCTOR, INC.
                                Common Stock
                         (par value $.01 per share)

                             -----------------

     The 5,427,166 shares of Common Stock, par value $.01 per share (the "Common Stock"), of General Semiconductor, Inc., a Delaware corporation (the "Company"), are being offered by the Selling Stockholders named herein. See "Selling Stockholders" and "Plan of Distribution." These shares represent approximately 14.7% of the total number of shares of Common Stock outstanding as of July 15, 1998. On August 25, 1998, the last reported sale price of the Common Stock, listed under the symbol "SEM", on the New York Stock Exchange ("NYSE") was $7.00 per share.

                              ---------------

     SEE "RISK FACTORS," BEGINNING ON PAGE 4, FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                           -----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

                             -----------------

     Selling  Stockholders  may sell the  shares  being  offered  hereby in transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of Common Stock being offered and the terms of the offering, the names of the Selling Stockholders, the names of any such agents, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock will be the selling price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Company will pay substantially all of the expenses to be incurred, including those to be incurred by the Selling Stockholders, in connection with the Registration Statement of which this Prospectus is a part (other than such commissions and discounts), estimated to be $120,000. See "Selling Stockholders" and "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Stockholders and possible indemnification arrangements for agents, dealers and underwriters. None of the proceeds from the sale of the Common Stock will be received by the Company.

     The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

                THE DATE OF THIS PROSPECTUS IS      , 1998.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information, as well as the Registration Statement and the consolidated financial statements, schedules and exhibits thereto, may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material or any part thereof may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) from which such reports, proxy statements and other information concerning the Company may be obtained. The Common Stock is traded on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

     The Company has filed with the Commission in Washington, D.C. a Registration Statement (of which this Prospectus is a part and which term shall encompass any amendments thereto) on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document are not necessarily complete; reference is made to the exhibits for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to the shares offered hereby and to the Company, reference is made to the Registration Statement, including the consolidated financial statements, schedules and exhibits filed as a part thereof and incorporated therein by reference.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to General Semiconductor, Inc., Attention: Secretary, 10 Melville Park Road, Melville, NY 11747 (telephone (516) 847-3000).

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Current Reports on Form 8-K, dated July 1, 1998 and July 22, 1998, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 and the description of its Common Stock set forth in its Form 8-A, dated April 17, 1992, as amended, and all documents incorporated by reference therein, all of which have been filed with the Commission, are hereby incorporated by reference into this Prospectus. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


       CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR" PROVISIONS
          OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Registration Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect, among other things, the Company's current views with respect to its prospects, its future performance and future events, all of which are subject to risks and uncertainties. These forward-looking statements are identified by their use of such terms and phrases as "intends", "intend", "intended", "goal", "estimate", "estimates", "expects", "expect", "expected", "project", "projects", "projected", "projections", "plans", "anticipates", "anticipated", "should", "designed to", "foreseeable future", "believe", "believes", "scheduled" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     The actual results of the Company may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include (i) the factors discussed under "Risk Factors", and (ii) the following factors: (a) the general political, economic and competitive conditions in the United States, Taiwan (Republic of China), the People's Republic of China, Ireland, Germany, France and other markets where the Company operates; (b) changes in capital availability or costs, such as changes in interest rates, market perceptions of the industry in which the Company operates, or security ratings; (c) uncertainties relating to customer plans and commitments; (d) employee workforce factors; (e) authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board and the Securities and Exchange Commission.


                                THE COMPANY

     The Company is a world leader in the discrete segment of the semiconductor industry. The Company designs, manufactures and sells low-to-medium-power rectifiers, small signal transistors and transient voltage suppression ("TVS") components in axial, bridge, surface mount and array packages. Power rectifiers, small signal devices and TVS products are semiconductors that are essential components of most electronic devices and systems. Rectifiers convert alternating current (AC) into direct current
(DC) which can be utilized by electronic equipment. TVS devices provide protection from electrical surges, ranging from electrostatic discharge to induced lightning. Small signal devices amplify or switch low level currents. The Company's products are primarily targeted for use in the computer, automotive, telecommunications, lighting and consumer electronics.

     The Company's principal executive offices are located at 10 Melville Park Road, Melville, New York 11747, and the telephone number of the Company is (516) 847-3000.

                                RISK FACTORS

     In addition to the matters described in the documents incorporated by reference herein, the following Risk Factors should be considered by prospective purchasers of the Common Stock offered hereby:

FACTORS RELATING TO THE DISTRIBUTION

     On January 7, 1997, the Board of Directors of General Instrument Corporation ("GI") approved a plan to divide GI into three separate public companies. To effect the transaction, GI (i) transferred all the assets and liabilities relating to the manufacture and sale of broadband communications products used in the cable television, satellite, and telecommunications industries and all rights to the related GI trademarks to its wholly-owned subsidiary NextLevel Systems, Inc. ("NextLevel
Systems") and all the assets and liabilities relating to the manufacture and sale of coaxial, fiber optic and other electric cable used in the cable television, satellite and other industries to its wholly-owned subsidiary CommScope, Inc. ("CommScope") and (ii) then distributed all of the ordinary shares of capital stock of each of NextLevel Systems and CommScope to its stockholders on a pro rata basis as a dividend (the "Distribution"), in a transaction that was consummated on July 28, 1997 (the "Distribution Date"). The Company retained all the assets and liabilities relating to the manufacture and sale of discrete power rectifiers and transient voltage suppression components used in telecommunications, automotive and consumer electronics products. On the Distribution Date, NextLevel Systems and CommScope began operating as independent entities with publicly traded common stock. GI retained no ownership interest in either NextLevel Systems or CommScope. Concurrently with the Distribution, GI changed its name to General Semiconductor, Inc. and effected a one for four reverse stock split. On February 2, 1998, NextLevel Systems changed its name to General Instrument Corporation.

     The Distribution Agreement dated as of June 12, 1997, among GI, General Instrument Corporation, and CommScope (the "Distribution Agreement") and certain other agreements executed in connection with the Distribution (collectively, the "Ancillary Agreements") allocate among the Company, General Instrument Corporation and CommScope, and their respective subsidiaries, responsibility for various indebtedness, liabilities and obligations. It is possible that a court would disregard this contractual allocation of indebtedness, liabilities and obligations among the parties and require the Company or its subsidiaries to assume responsibility for obligations allocated to another party, particularly if such other party were to refuse or was unable to pay or perform any of its allocated obligations.

     Pursuant to the Distribution Agreement and certain of the Ancillary Agreements, the Company has agreed to indemnify the other parties (and certain related persons) from and after consummation of the Distribution with respect to certain indebtedness, liabilities and obligations, which indemnification obligations could be significant.

     Although GI has received a favorable ruling from the Internal Revenue Service, if the Distribution were not to qualify as a tax free spin-off (either because of the nature of the Distribution or because of events occurring after the Distribution) under Section 355 of the Internal Revenue Code of 1986, as amended, then, in general, a corporate tax would be payable by the consolidated group of which the Company was the common parent based upon the difference between the fair market value of the stock distributed and the distributing corporation's adjusted basis in such stock. The corporate level tax would be payable by the Company and could substantially exceed the net worth of the Company. However, under certain circumstances, General Instrument Corporation and CommScope have agreed to indemnify the Company for such tax liability. In addition, under the consolidated return rules, each member of the consolidated group (including General Instrument Corporation and CommScope) is severally liable for such tax liability.

LEVERAGE; CERTAIN RESTRICTIONS UNDER CREDIT FACILITIES

     The Company is substantially more leveraged than GI was prior to the Distribution. The degree to which the Company is leveraged could have important consequences, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a portion of the Company's and its subsidiaries' cash flow from operations must be dedicated to the payment of the principal of and interest on its indebtedness; (iii) the Credit Agreement, dated as of July 23, 1997, among the Company, certain banks, and The Chase Manhattan Bank, as Administrative Agent, contains certain restrictive financial and operating covenants, including, among others, requirements that the Company satisfy certain financial ratios; (iv) a significant portion of the Company's borrowings will be at floating rates of interest, causing the Company to be vulnerable to increases in interest rates; (v) the Company's degree of leverage may make it more vulnerable to a downturn in general economic conditions; and (vi) the Company's degree of leverage may limit its flexibility in responding to changing business and economic conditions.

     In addition, in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, a court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and to require that the stockholders return the special dividend (in whole or in part) to the Company or require the Company to fund certain liabilities of General Instrument Corporation and CommScope for the benefit of creditors.

COMPETITION

     The Company operates in the discrete segment of the semiconductor business. Its products are commodity-like in nature and are subject to cyclical variations in pricing and capacity utilization levels.

     The Company is subject to competition from a substantial number of foreign and domestic companies, some of which have greater financial, engineering, manufacturing and other resources, or offer a broader product line, than the Company. The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it enjoys certain technological and other advantages over its competitors, realizing and maintaining such advantages will require continued investment by the Company in engineering, research and development, marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages.

INTERNATIONAL OPERATIONS

     A significant portion of the Company's products are manufactured or assembled in Taiwan (Republic of China), the People's Republic of China, Ireland, Germany, and France. These foreign operations are subject to the usual risks inherent in situating operations abroad, including risks with respect to currency exchange rates, economic and political destabilization, restrictive actions by foreign governments, nationalizations, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. The Company's cost-competitive status relative to other competitors could be adversely affected if the Company experiences unfavorable movements in foreign currency rates. In addition, a substantial portion of the annual sales of the Company's business are outside of the United States.

     Sales to the Asia Pacific region accounted for approximately 40% of the Company's worldwide sales for the year ended December 31, 1997. Recent order trends and average selling prices have weakened significantly reflecting the current economic and currency difficulties in Southeast Asia, the economic slowdown in Japan and the difficulties in the computer peripherals industries. However, approximately 50% of the Company's production is currently in Taiwan, the cost of which has benefited from the weakened New Taiwan dollar in relation to the U.S. dollar. Additionally, extended underutilization of the Company's manufacturing facilities, resulting in production inefficiency could result in further margin deteriorization. There can be no assurance as to the extent or duration of the impact of these events on the Company.

ENVIRONMENT

     The Company is subject to various federal, state, local and foreign laws and regulations governing environmental matters, including the use, discharge and disposal of hazardous materials. The Company's manufacturing facilities are believed to be in substantial compliance with current laws and regulations. Complying with current laws and regulations has not had a material adverse effect on the Company's financial condition. In connection with the Distribution, the Company retained the obligations with respect to environmental matters relating to the Company's discontinued operations and its status as a "potentially responsible party." The Company is involved in remediation programs, principally with respect to former manufacturing sites, which are proceeding in connection with federal and state regulatory oversight. Accordingly, the Company is currently named as a "potentially responsible party" with respect to the disposal of hazardous wastes at nine hazardous waste sites located in six states.

     The Company has engaged independent consultants to assist management in evaluating potential liabilities related to environmental matters. Management assesses the input from these independent consultants along with other information known to the Company in its effort to continually monitor these potential liabilities. Management assesses its environmental exposure on a site-by-site basis, including those sites where the Company has been named a "potentially responsible party." Such assessments include the Company's share of remediation costs, information known to the Company concerning the size of the hazardous waste sites, their years of operation and the number of past users and their financial viability. The Company has recorded a reserve for environmental matters of $32.9 million at June 30, 1998 ($34.9 million at December 31, 1997).

     While the ultimate outcome of these matters cannot be determined, management does not believe that the final disposition of these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows beyond the amounts previously provided for in the financial statements.

     The Company's present and past facilities have been in operation for many years, and over that time in the course of those operations, such facilities have used substances which are or might be considered hazardous, and the Company has generated and disposed of wastes which are or might be considered hazardous. Therefore, it is possible that additional environmental issues may arise in the future which the Company cannot now predict.

                              USE OF PROCEEDS

     The shares of Common Stock covered by this Prospectus are offered for the account of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of Common Stock offered hereby. See "Selling Stockholders."

                            SELLING STOCKHOLDERS

     The Selling Stockholders consist of individuals, corporations, trusts and other entities that, prior to the FL Distribution (as defined below), have undivided interests in the Partnerships (as defined below) as discussed in "Plan of Distribution." As a result of the FL Distribution, the shares held by the Partnerships will be distributed to and held by the Selling Stockholders for their own accounts, as indicated below. Except for Steven B. Klinsky, Nicholas C. Forstmann and Theodore J. Forstmann, who are or were directors of the Company or GI, none of the Selling Stockholders has held a position, office or had a material relationship with the Company within the past three years other than, in certain cases, as a result of the ownership of the Common Stock and the ownership of interests in the Partnerships. Nicholas C. Forstmann and Theodore J. Forstmann resigned as directors of GI in connection with the Distribution. Steven B. Klinsky is resigning as a director of the Company prior to the FL Distribution.

     The following table sets forth for each Selling Stockholder the number of shares of Common Stock beneficially owned, as of July 15, 1998, after giving pro forma effect to the FL Distribution. Except as specifically indicated in the notes to the table, this Prospectus covers the offering by the Selling Stockholders of all of the shares listed in the table, and if all of such shares are sold by the Selling Stockholders, the Selling Stockholders will no longer own any shares of Common Stock (other than shares, if any, purchased after the date hereof):

                                                  Shares
                                               Beneficially
                                              Owned Following
                                              FL Distribution
                                          ------------------------

Name                                      Number (1)   Percent (2)
----                                      ----------   -----------

Acquavella, William R.
Armfield, IV, William J.
BankAmerica Capital Corporation
Bankers Trust Company as
   Trustee for the GTE Service
   Corporation Plans for Employees'
   Pensions
Bergerac, Michel C.
Billings, Judith A.
Boston Safe Deposit and Trust Company
   as Trustee for the Employee Retirement
   Income Plan Trust of Minnesota
   Mining and Manufacturing Company
Broad, Eli
Capiltech Holding Corp.
The Chase Manhattan Bank, as Directed
   Trustee for the IBM Retirement Plan
   Trust
Citibank F.S.B., solely as Directed
   Trustee of the Delta Master Trust
Clements, W.W.
District of Columbia Retirement Board
The Estate of J. Wade Kincaid
FLC Partnership
FLC XXII Partnership
Forstmann, Anthony J.
Forstmann, Nicholas C.
Forstmann, Theodore J.
General Electric Pension Trust
Hausman, Richard P.
Herbert, Gavin S.
Hillman/Dover Limited Partnership
Hutchins, Winston W.
Hutchins, Winston W., IRA of
Indofin Partners, L.P.
Johnston, Robert F.
Kellner, George A.
Kincaid, Steven M.
Klinsky, Steven B.
Kodak Retirement Income Plan
Lapham, Jr., Roger
Lawrence, Lilly
Leach, Howard
Leeway & Co. c/o State Street Bank
   & Trust Company
Leff, Joel B.
Lehrman, Lewis
Lewis, Drew
Little, Gregory S.
Little, Jacqueline P.
Little, Judith A.
Little, Wm. Brian
Little, The IRA of Wm. Brian
The London Mortgage Trust Limited
McMicking Ventures I
Merifin Partners L.P.
Morosky, Robert
Northern Trust Company as trustee for
   the TI Employees Pension Trust
O'Neill, Jr., H.M.
Ophelia Holdings Inc.
Penske, Roger S.
Schnabel, Rockwell A., IRA of
Shorin, Arthur T.
Sisler, Constance R.
Sprague, John A.
State of Wisconsin Investment Board
Tinicum Investors
Transom Investments N.V.
United Technologies Corporation
   Master Retirement Trust
Yontz, Kenneth F.

-------------------------

* The percentage of shares of Common Stock beneficially owned is less than one percent of the outstanding shares of Common Stock.

(1) Includes the following number of shares in addition to the shares being distributed from the Partnerships: Boston Safe Deposit and Trust Company as Trustee for the Employee Retirement Income Plan Trust of Minnesota Mining and Manufacturing Company, 123,156 shares; Steven B. Klinsky, 50,000 shares; Kodak Retirement Income Plan, 88,700 shares; Leeway & Co. c/o State Street Bank & Trust Company, 525,253 shares (as of July 22, 1998); State of Wisconsin Investment Board, 2,339,000 shares; Tinicum Investors, 70,000 shares. These shares are not being offered pursuant to this Prospectus and (unless sold otherwise than pursuant to this Prospectus) will continue to be beneficially owned by such Selling Stockholders following the sale of all shares offered hereby.

(2)  Based on 36,924,126 shares outstanding as of July 15, 1998.


                            PLAN OF DISTRIBUTION

     On [ ], 1998, Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV ("MBO-IV") and Instrument Partners ("Instrument Partners" and, together with MBO-IV, the "Partnerships") which owned beneficially approximately 6.9% and 7.8% of the outstanding shares of Common Stock, respectively, will distribute, pursuant to the Registration Statement of which this Prospectus is a part (the "FL Distribution"), all of the shares of Common Stock owned by each of them to their respective partners. In certain instances, some of the partners of the Partnerships will further distribute such shares of Common Stock to their ultimate beneficial owners, all of which shares are being offered for sale hereby. The distributees of the shares of Common Stock previously owned by the Partnerships are hereinafter collectively referred to as the "Selling Stockholders," each of whose name and share ownership is set forth under the caption "Selling Stockholders." The Company has agreed to register under the Securities Act the shares of Common Stock being sold by the Selling Stockholders. The Company will pay substantially all of the expenses to be incurred by the Selling Stockholders in connection with the Registration Statement of which this Prospectus is a part (other than commissions and discounts), estimated to be $120,000. The Company will not receive any proceeds from this offering. The Company has agreed to indemnify the Selling Stockholders and their agents, underwriters and dealers against certain civil liabilities, including certain liabilities under the Securities Act.

     Selling Stockholders may sell the shares being offered hereby in transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers (including, among others, Merrill Lynch & Co., who will initially be acting as custodian with respect to some of the shares distributed to the Selling Stockholders), who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.

     At the time a particular offer of shares of Common Stock is made, a Prospectus Supplement will be distributed, to the extent required, which will set forth the aggregate number of shares of Common Stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               LEGAL OPINION

     The validity of the shares of Common Stock being offered by this Prospectus is being passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations. Fried, Frank, Harris, Shriver & Jacobson from time to time renders legal services to Forstmann Little & Co.


===================================     ===================================


     NO PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE
ANY  REPRESENTATIONS   OTHER  THAN
THOSE     CONTAINED     IN    THIS
PROSPECTUS, AND, IF GIVEN OR MADE,
SUCH         INFORMATION        OR
REPRESENTATIONS MUST NOT BE RELIED
UPON AS  HAVING  BEEN  AUTHORIZED.
THIS     PROSPECTUS    DOES    NOT
CONSTITUTE  AN OFFER  TO SELL,  OR
THE  SOLICITATION  OF AN  OFFER TO
BUY, ANY SECURITIES OTHER THAN THE
SECURITIES  TO WHICH IT RELATES OR
AN   OFFER   TO   SELL,   OR   THE
SOLICITATION  OF AN  OFFER TO BUY,
SUCH     SECURITIES     IN     ANY
CIRCUMSTANCES  IN WHICH SUCH OFFER
OR   SOLICITATION   IS   UNLAWFUL.
NEITHER   THE   DELIVERY  OF  THIS
PROSPECTUS   NOR  ANY  SALE   MADE               5,427,166 SHARES
HEREUNDER    SHALL,    UNDER   ANY
CIRCUMSTANCES,      CREATE     ANY
IMPLICATION  THAT THE  INFORMATION                    GENERAL
HEREIN IS  CORRECT  AS OF ANY TIME                 SEMICONDUCTOR
SUBSEQUENT TO ITS DATE.                                 INC.


                                                    COMMON STOCK
       TABLE OF CONTENTS
                             PAGE
                             ----

AVAILABLE INFORMATION.........2

INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE.......2                  -----------------

THE COMPANY...................4                     PROSPECTUS

RISK FACTORS..................4                  -----------------

USE OF PROCEEDS...............6

SELLING STOCKHOLDERS..........6

PLAN OF DISTRIBUTION..........9

EXPERTS.......................9

LEGAL OPINION.................9                           , 1998


===================================     ===================================


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of expenses of the Company in connection with the issuance of the Common Stock being registered. All of the expenses are estimated, except for the registration fee.

        Securities and Exchange Commission
          registration Fee...........................       $      11,251
        Legal fees and expenses......................             100,000
        Miscellaneous................................               8,749
                                                            ---------------
           Total.....................................       $     120,000
                                                            ===============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals (each an "Indemnified Party," and collectively, "Indemnified Parties"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than in connection with actions by or in the right of the corporation (a "derivative action"), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that a corporation may only indemnify an Indemnified Party for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires court approval before there can be any indemnification where an Indemnified Party has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation and By-Laws of the Company provide that directors and officers of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as the case may be. The Certificate of Incorporation and By-Laws of the Company also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors and officers, then the liability of the directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and By-Laws. These agreements, among other things, indemnify the Company's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an affiliate of the Company.

     The Company maintains directors' and officers' liability insurance, under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which directors and officers are parties by reason of being or have been directors or officers of the Company, as the case may be.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      A.  Exhibits:

         1      -- Not Applicable.

         2      -- Not Applicable.

         4.1*   -- Amended and Restated Certificate of Incorporation of the
                   Company.

         4.2*   -- Amended and Restated By-Laws of the Company.

         4.3**  -- Specimen form of the Company's Common Stock Certificate.

         4.4*** -- Rights Agreement, dated as of January 6, 1997 between the Company and ChaseMellon Shareholder Services, L.L.C.

         4.5 -- Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

         5      -- Opinion of Fried, Frank, Harris, Shriver & Jacobson as
                   to the validity of the securities being registered.

         8      -- Not Applicable.

         12     -- Not Applicable.

         15     -- Not Applicable.

         23.1 -- Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5).

         23.2   -- Independent Auditors' Consent of Deloitte & Touche LLP.

         24     -- Powers of Attorney (included on signature page).

         25     -- Not Applicable.

         26     -- Not Applicable.

         27     -- Not Applicable.

     All supporting schedules have been omitted either because they are not required or the information required to be set forth therein is included in the financial statements or in the notes thereto.

     --------------------

     * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 1-5442).

     ** Incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 20, 1998 (Reg. No. 333-22861).

     *** Incorporated herein by reference from the Company's Registration Statement on Form 8-A, filed with the Commission on January 10, 1997 (File No. 1-12929).


ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     unless, in the case of clauses (i) and (ii) above, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Melville, State of New York, on August 24, 1998.

                                    GENERAL SEMICONDUCTOR, INC.

                                    By:   /s/ Ronald A. Ostertag
                                       ------------------------------------
                                             Ronald A. Ostertag
                                           Chairman, President and
                                           Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew M. Caggia and Stephen B. Paige and each or any of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE           CAPACITY IN WHICH SIGNED            DATE
        ---------           ------------------------            ----


/s/ Ronald A. Ostertag       Chairman, President and       August 24, 1998
------------------------     Chief Executive Officer
Ronald A. Ostertag         (Principal Executive Officer)


/s/ Andrew M. Caggia          Senior Vice President        August 24, 1998
------------------------   and Chief Financial Officer
Andrew M. Caggia          (Principal Financial Officer)


/s/ Robert J. Gange        Vice President and Controller   August 24, 1998
------------------------  (Principal Accounting Officer)
Robert J. Gange


/s/ Steven B. Klinsky                Director              August 24, 1998
------------------------
Steven B. Klinsky


/s/ Ronald Rosenzweig                Director              August 24, 1998
------------------------
Ronald Rosenzweig


/s/ Peter A. Schwartz                Director              August 24, 1998
------------------------
Peter A. Schwartz


/s/ Samuel L. Simmons                Director              August 24, 1998
------------------------
Samuel L. Simmons


/s/ Dr. Gerard T. Wrixon             Director              August 24, 1998
------------------------
Dr. Gerard T. Wrixon

                                          EXHIBIT INDEX

Exhibit Number       Description                                        Page

      1         -- Not Applicable.

      2         -- Not Applicable.

      4.1*      -- Amended and Restated Certificate of Incorporation of the
                   Company.

      4.2*      -- Amended and Restated By-Laws of the Company.

      4.3**     -- Specimen form of the Company's Common Stock Certificate.

      4.4***    -- Rights Agreement, dated as of January 6, 1997 between
                   the Company and ChaseMellon Shareholder Services, L.L.C.

      4.5       -- Certificate  of  Designation,  Preferences  and Rights
                   of Series A Junior Participating Preferred Stock

      5         -- Opinion of Fried, Frank, Harris, Shriver & Jacobson as
                   to the validity of the securities being registered.

      8         -- Not Applicable.

      12        -- Not Applicable.

      15        -- Not Applicable.

      23.1      -- Consent of Fried,  Frank,  Harris,  Shriver & Jacobson
                   (included in Exhibit 5).

      23.2      -- Independent Auditors' Consent of Deloitte & Touche LLP.

      24        -- Powers of Attorney (included on signature page).

      25        -- Not Applicable.

      26        -- Not Applicable.

      27        -- Not Applicable.

 ---------------------------------

     * Incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 1-5442).

     ** Incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 20, 1998 (Reg. No. 333-22861).

     *** Incorporated herein by reference from the Company's Registration Statement on Form 8-A, filed with the Commission on January 10, 1997 (File No. 1-12929).